Exhibit 99.7

                             BRITISH VIRGIN ISLANDS
                    THE INTERNATIONAL BUSINESS COMPANIES ACT

                                    (CAP.291)





                            Memorandum of Association
                                       and
                             Articles of Association
                                       of
                         FALCON LINK INVESTMENT LIMITED


           Incorporated the   21st                  day of July 2005












                   East Asia Corporate Services (BVI) Limited
                        East Asia Chambers, P.O. Box 901
                   Road Town, Tortola, British Virgin Islands
                           Telephone: (1 284 49) 55588
                              Fax: (1 284 49) 55088


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                     TERRITORY OF THE BRITISH VIRGIN ISLANDS

                    THE INTERNATIONAL BUSINESS COMPANIES ACT
                                   (CAP. 291)


                            MEMORANDUM OF ASSOCIATION

                                       OF

                         FALCON LINK INVESTMENT LIMITED



          NAME


1.       The name of the Company is FALCON LINK INVESTMENT LIMITED


         REGISTERED OFFICE


2. The Registered Office of the Company will be East Asia Chambers, P.O. Box 901, Road Town, Tortola, British Virgin Islands.


         REGISTERED AGENT

3. The Registered Agent of the Company will be East Asia Corporate Services (BVI) Limited of East Asia Chambers, P.O. Box 901, Road Town, Tortola, British Virgin Islands


         GENERAL OBJECTS AND POWERS


4.       (1)      The object of the Company is to engage in any act or activity that is not prohibited under any law for the time being in force in British Virgin Islands;

         (2)      The Company may not:

                  (a) carry on business with persons resident in the British Virgin Islands;

                  (b) own an interest in real property situate in the British Virgin Islands, other than a lease referred to in paragraph (e) of subclause (3);

                  (c) carry on banking or trust business, unless it is licensed to do so under the Banks and Trust Companies Act, 1990;

                  (d) carry on business as an insurance or reinsurance company, insurance agent or insurance broker, unless it is licensed under an enactment authorizing it to carry on that business;

                  (e) carry on business of company management, unless it is licensed under the Company Management Act, 1990; or

                  (f) carry on the business of providing the registered office or registered agent for companies incorporated in the British Virgin Islands.

         (3) For the purpose of paragraph 4.2 (a), the Company should not be treated as carry on business with persons resident in the British Virgin Islands if

                  (a) it makes or maintains deposits with a person carrying on banking business within the British Virgin Islands;

                  (b) it makes or maintains professional contact with solicitors, barristers, accountants, bookkeepers, trust companies, administration companies, investment advisers or other similar persons carrying on business within the British Virgin Islands;

                  (c) it prepares or maintains books and records within the British Virgin Islands;

                  (d) it holds, within the British Virgin Islands, meetings or its directors or members;

                  (e) it holds a lease of property for use as an office from which to communicate with members or where books and records of the Company are prepared or maintained;

                  (f) it holds shares, debt obligations or other securities in a company incorporated under the International Business Companies Act; or

                  (g) shares, debt obligations or other securities in the Company are owned by any person resident in the British Virgin Islands or by any company incorporated under the International Business Companies Act or under the Companies Act.

         (4) The Company shall have all such powers as are permitted by law for the time being in force in the British Virgin Islands, irrespective of corporate benefit, to perform all acts and engage in all activities necessary or conducive to the conduct, promotion or attainment of the object of the Company.


         CURRENCY


5. Shares in the Company shall be issued in the currency of the United States of America.


         AUTHORIZED CAPITAL


6.       The authorized capital of the Company is US$50,000.00


         CLASSES, NUMBER AND PAR VALUE OF SHARES


7. The authorized capital is made up of one class and one series of shares divided into 50,000 shares of US$1.00 par value.


         DESIGNATIONS, POWERS, PREFERENCES, ETC. OF SHARES


8.       All shares shall

         (a)      have one vote each;

         (b) be subject to redemption, purchase or acquisition by the Company for fair value; and

         (c) have the same rights with regard to dividends and distributions upon liquidation of the Company.

         VARIATION OF CLASS RIGHTS


9. If at any time the authorized capital is divided into different classes or series of shares, the right attached to any class or series (unless otherwise provided by terms of issue of the shares of that class or series), may, whether or not the Company is being around up, be varied with the consent in writing of the holders of not less than three-fourths of the issued shares of that class or series and of the holders of not less than three-fourths of the issued shares of any other class or series of shares which may be affected by such variation.


          RIGHT NOT VARIED BY THE ISSUE OF SHARES PARI PASSU


10. The rights conferred upon of the holders of shares of any class issued with preferred or other rights should not, unless otherwise expressly provided by the terms of issue of the shares of that class, by deemed to be varied by the creation or issue of further shares ranking pari passu therewith.


         REGISTERED SHARES


11. The Company is authorized to issue registered shares only. The Company should not exchange registered shares for shares issued to bearer.


          TRANSFER OF REGISTERED SHARES


12. Subject to the provisions of Regulation 38 of the Articles of Association annexed here to (the "Articles of Association") registered shares in the Company maybe transferred subject to the prior or subsequent approval of the Company as evidenced by a resolution of directors or by a resolution of members.

         AMENDMENT OF MEMORANDUM AND ARTICLES OF
         ASSOCIATION


13. The Company may amend its Memorandum of Association and Articles of Association by a resolution of members or by a resolution of directors.


         DEFINITIONS


14. The meaning of words in this Memorandum of Association are as defined in the Articles of Association.


We, East Asia Corporate Services (BVI) Limited of East Asia Chambers, P.O. Box 901, Road Town, Tortola, British Virgin Islands for the purpose of incorporating an International Business Company under the laws of the British Virgin Islands hereby subscribe our name to this Memorandum of Association the 21st day of July 2005 in the presence of:








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Witness                               Subscriber





/s/ Adrian J. Hogg                /s/ Patrick A. Nicholas
------------------------          ------------------------------------------
Adrian J. Hogg                    Patrick A. Nicholas
East Asia Chambers                Authorized Signatory
P.O. Box 901                      East asia Corporate Service (BVI) Limited
Road Town, Tortola
British Virgin Islands



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